                                                                       EXHIBIT 2


                             CONTRIBUTION AGREEMENT


         THIS CONTRIBUTION AGREEMENT (the "Agreement") is entered into as of March 31, 1999 by and among Redwood Broadcasting, Inc., a Colorado corporation ("Redwood"), and certain shareholders of Interactive Radio Group, Inc., a Delaware corporation ("INRG"), listed on the signature pages hereto (each, individually, an "INRG Shareholder" and, collectively, the "INRG Shareholders").

                                 R E C I T A L S

         WHEREAS, the INRG Shareholders own the number of shares of common stock, $.0001 par value per share ("Common Stock"), of INRG set forth on Exhibit A hereto;

         WHEREAS, the parties hereto desire that the INRG Shareholders contribute all of their shares of Common Stock in exchange for shares of common stock, par value $0.004 per share ("Redwood Common Stock"), of Redwood;

         WHEREAS, it is intended that after such exchange the INRG Shareholders will own at least 80% of the outstanding shares of Redwood Common Stock;

         WHEREAS, it is intended that the transactions contemplated by this Agreement shall qualify for the treatment described in Section 351 of the Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Contribution of Securities. Upon the terms and subject to the conditions of this Agreement, the parties hereto agree that, on the date of this Agreement (i) each of the INRG Shareholders shall contribute to Redwood all of the shares of Common Stock set forth on Exhibit A hereto and (ii) in exchange for such contribution, Redwood shall issue to each INRG Shareholder 1.25 shares of Redwood Common Stock for each share of Common Stock contributed.

         2. Representations and Warranties of the INRG Shareholders.

         Each INRG Shareholder hereby represents and warrants to Redwood, severally and not jointly, that:

                  a.  Investment Representations.

                            i) Financial Resources. Such INRG Shareholder's
financial situation is such that such INRG Shareholder can afford to bear the economic risk of holding the Redwood Common Stock for an indefinite period of time, has no need for liquidity with respect to his investment therein, has adequate means to provide for his current needs and


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personal contingencies, and can afford to suffer the complete loss of his investment in the Redwood Common Stock.

                           ii) Acquisition for Investment. Such INRG Shareholder
is acquiring the Redwood Common Stock solely for investment, for such INRG Shareholder's account and not with a view to, or for resale in connection with, the distribution or other disposition thereof, except for such distributions and dispositions that are effected in compliance with the Securities Act of 1933, as amended (the "Securities Act"), the rules and regulations of the Securities and Exchange Commission promulgated thereunder and all applicable state securities and blue sky laws.

                           iii) Stock Unregistered. Such INRG Shareholder has
been advised that the shares of Redwood Common Stock have not been registered under the Securities Act, and the following restrictive legend (or similar legend) will be placed on the certificates representing the Redwood Common Stock issued to such INRG Shareholder:

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and may not be sold or otherwise disposed of except pursuant to an effective registration statement under such Act and applicable state securities laws or an applicable exemption to the registration requirements of such Act and of such laws."

                  b. Authority; Approval. Such INRG Shareholder has all requisite power and authority to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by such INRG Shareholder, if not a natural person, and the consummation by such INRG Shareholder of the transactions contemplated hereby has been duly authorized by all necessary corporate, partnership or trust action and no other proceedings on the part of such INRG Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such INRG Shareholder and, assuming the due authorization, execution and delivery thereof by Redwood, constitutes the legal, valid and binding obligations of such INRG Shareholder, enforceable against such INRG Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally.

                c. No Conflict. The execution and delivery of this Agreement by such INRG Shareholder do not, and the performance of this Agreement by such INRG Shareholder will not, (i) conflict with or violate the Articles of Incorporation or Bylaws, or the equivalent organizational documents, in each case as amended or restated, of such INRG Shareholder, if not a natural person, (ii) conflict with or violate any Laws applicable to such INRG Shareholder or by which any of its properties are bound or affected, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on any of the properties or assets of such INRG Shareholder pursuant to any contract, agreement or other instrument to which


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such INRG Shareholder is a party or by which such INRG Shareholder is bound or affected, except for any such conflicts or violations described in clause (ii) and except for any such breach, default or event described in clause (iii) that does not affect such INRG Shareholder's ability to perform its obligations hereunder.

                  d. No Approvals. The execution and delivery of this Agreement by such INRG Shareholder does not, and the performance of this Agreement by such INRG Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, either domestic or foreign, other than any such consents, approvals, authorizations or permits that have been obtained or such filings or notifications that have been made.

                  e. Title. Such INRG Shareholder has good and marketable title to the Common Stock proposed to be contributed by such INRG Shareholder hereunder and full right, power and authority to contribute such Common Stock hereunder, free and clear of all encumbrances (other than those imposed by the Securities Act and the securities or blue sky laws of certain jurisdictions); and upon delivery and exchange of such Common Stock hereunder, Redwood will acquire good and marketable title thereto, free and clear of all encumbrances.

         3. Representations and Warranties of Redwood. Redwood represents and warrants to the INRG Shareholders that:

                  a. Organization and Qualification. Redwood is a corporation duly organized, validly existing and in good standing under the laws of Colorado, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.

                  b. Capitalization. As of the date hereof, the authorized capital stock of Redwood consists of two million five hundred thousand (2,500,000) shares of preferred stock, par value $.04 per share, of which none are issued and outstanding, and twelve million five hundred thousand (12,500,000) shares of Redwood Common Stock, of which six hundred forty nine thousand five hundred forty seven (649,547) shares of Redwood Common Stock are issued and outstanding. Following the completion of the transactions contemplated hereby, each of the outstanding shares of capital stock of Redwood will be duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights created by statute, Redwood's charter documents or any agreement to which Redwood is a party or is bound.

                  c. Authority; Approval. Redwood has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement. The consummation by Redwood of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Redwood are necessary to consummate the transactions contemplated by this Agreement.

                  d. No Conflict. The execution and delivery of this Agreement by Redwood does not, and the performance of this Agreement by Redwood will not,
(i) conflict with or violate the Articles of Incorporation or Bylaws of Redwood,
(ii) conflict with or violate any Laws applicable to Redwood or by which any of its properties are bound or affected, (iii)


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result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on any of the properties or assets of Redwood pursuant to any contract, agreement or other instrument to which Redwood is a party or by which Redwood is bound or affected, except for any such conflicts or violations described in clause (ii) and except for any such breach, default or event described in clause (iii) that does not affect Redwood's ability to perform its obligations hereunder.

         4. Amendment of INRG Charter Provisions. As soon as practicable following the date hereof (but in no event more than 10 days following the date hereof), the INRG Shareholders shall take all action (and shall cause INRG to take all action) necessary to amend the provisions of the Articles of Incorporation of INRG relating to the Series A Preferred Stock as set forth on Exhibit B hereto to provide that so long as more than 80% of the issued and outstanding Common Stock of INRG is owned by another corporation, such Series A Preferred Stock shall be convertible, at the option of the holder, into either
(i) Common Stock of INRG, or (ii) common stock of such other corporation.

         5. Board of Directors of Redwood. The parties hereto agree to use their reasonable best efforts to cause Bob Wilson, Jeff Pollack, Ron Conquest, Greg Mastroieni and an individual designated by CBS/Infinity to be elected as directors of Redwood.

         6. Merger with Delaware Corporation; Registration Statement. As soon as practicable following the consummation of the transactions contemplated by this Agreement, Redwood shall use commercially reasonable efforts to (i) enter into a merger agreement with a Delaware corporation pursuant to which Redwood would be merged with and into such Delaware corporation, with the Delaware corporation as the surviving corporation, and (ii) to cause a registration statement to be filed and become effective with respect to the stock to be issued in connection with such merger.

         7. Additional Documents. Each party agrees to execute and deliver any and all further documents and writings, and to perform such other actions, as may be or become reasonably necessary or expedient to effect and carry out the terms of this Agreement.

         8. Governing Law. This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or construction of this Agreement to the law of another jurisdiction. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances is not affected thereby, and that provision shall be enforced to the greater extent permitted by law.

         9. Number, Gender and Connection of Persons. Throughout this Agreement, as the context may require, the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; the singular tense and number includes the plural, and the plural tense and number includes the singular; the past tense includes the present, and the present tense includes the past; references to parties, sections, paragraphs and exhibits


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mean the parties, sections, paragraphs and exhibits of and to this Agreement;
and periods of days, weeks or months mean calendar days, weeks or months.

         10. Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties' respective successors, assigns, executors and administrators.

         11. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and both of which shall constitute one and the same document.




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         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first set above.

                                  REDWOOD BROADCASTING, INC.


                                  By: \s\ Ron Conquest
                                  -------------------------------------------
                                       Name: Ron Conquest
                                       Its: CEO


                                  THE INRG SHAREHOLDERS


                                  \s\ Ron Conquest
                                  -------------------------------------------
                                  Ron Conquest


                                  \s\ Greg Mastroieni
                                  -------------------------------------------
                                  Greg Mastroieni


                                  \s\ Jeff Pollack
                                  -------------------------------------------
                                  Jeff Pollack


                                  \s\ Bob Wilson
                                  -------------------------------------------
                                  Bob Wilson


                                  \s\ Farid Suelman
                                  -------------------------------------------
                                  CBS Radio/Infinity


                                  \s\ Vickie Ocheltree
                                  -------------------------------------------
                                  Vickie Ocheltree


                                  \s\ John Berry
                                  -------------------------------------------
                                  Andaman Investments, Inc.


                                  \s\ Joseph Mastroieni
                                  -------------------------------------------
                                  Joseph Mastroieni


                                  \s\ Steven Mastroieni
                                  -------------------------------------------
                                  Steven Mastroieni


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




                                  \s\ John Brusco
                                  -------------------------------------------
                                  John Brusco


                                  \s\ Morris Diamond
                                  -------------------------------------------
                                  Morris Diamond


                                  \s\ Morris Diamond
                                  -------------------------------------------
                                  Southward Investments, LLC


                                  \s\ Shirley Diamond
                                  -------------------------------------------
                                  Tramdot Development Corp.




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                                    EXHIBIT A




INRG Shareholder                                Number of Shares
----------------                                ----------------
CBS Infinity                                           1,200,000

Robert Wilson                                            525,000

Jeffrey Pollack                                          525,000

Vickie Ocheltree                                         200,000

Ronald Conquest                                          200,000

Greg Mastroieni                                          524,248

Andaman Investments, Inc.                                524,248

Joseph Mastroieni                                        150,000

Steven Mastroieni                                        150,000

John Brusco                                               95,000

Morris Diamond                                            80,000

Southward Investments, Inc.                              172,324

Tramdot Development Corp.                                 70,000

Total                                                  4,415,820




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